Exhibit 10.9

Execution Version

AMENDMENT OF WAIVER AND CONSENT

AMENDMENT OF WAIVER AND CONSENT under the Credit Agreement referred to below, dated as of September 24, 2014 (this “Amendment”), among THE HERTZ CORPORATION, a Delaware corporation (the “Parent Borrower”), PUERTO RICANCARS, INC., a Puerto Rico corporation (“Puerto Ricancars” and, together with the Parent Borrower, the “Borrowers”), GELCO Corporation d/b/a GE Fleet Services (“GELCO”), as administrative agent, domestic collateral agent and PRUSVI collateral agent under the Credit Agreement referred to below (in such capacities, respectively, the “Administrative Agent”, the “Domestic Collateral Agent” and the “PRUSVI Collateral Agent”), and the other parties signatory hereto.

RECITALS

WHEREAS, the Borrowers have entered into that certain Credit Agreement, dated as of September 22, 2011 (as amended by the First Amendment, dated as of December 12, 2012 and as further amended, amended and restated, supplemented or otherwise modified (including pursuant to the Waiver and Consent referred to below) from time to time, the “Credit Agreement”) among the Borrowers, the Lenders from time to time party thereto, GELCO, as Administrative Agent, Domestic Collateral Agent and PRUSVI Collateral Agent and the other financial institutions party thereto;

WHEREAS, the Borrowers, the Administrative Agent, the Domestic Collateral Agent and PRUSVI Collateral Agent are party to that certain Waiver and Consent, dated as of May 16, 2014 (as amended by the Extension of Waiver and Consent dated June 12, 2014, the “Waiver and Consent”) pursuant to which the Lenders consented to extend the date for delivery of the Quarterly Financial Statements (as defined therein) and certain other information to the Extended Delivery Date (as defined therein) and granted the waivers specified therein until the Extension Date (as defined therein); and

WHEREAS, the Parent Borrower has requested that the Lenders consent to extend the date for delivery of financial and other information relating to Puerto Ricancars for the fiscal year ended 2013;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Waiver and Consent or in the Credit Agreement, as applicable.

Section 2.                                           Amendment of Waiver and Consent.  The Lenders hereby agree to amend the Waiver and Consent by:

(a)                                 amending Section 2(a) of the Waiver and Consent to read in its entirety as follows:

“(a)                           The Lenders hereby agree that, notwithstanding anything to the contrary in the Loan Documents, the (x) quarterly financial statements required to be delivered under Section 7.1(b) for the Parent Borrower’s fiscal quarters ended March 31, 2014 and June 30, 2014 (the “Quarterly Financial Statements”) and (y) the annual financial statements of Puerto Ricancars required to be delivered under Section 7.1(e) for the fiscal year ended December 31, 2013 (together with the Quarterly Financial Statements, the “Financial Statements”), and in each case the certificates and other information required by Sections 7.1 and 7.2 to be delivered concurrently therewith, need not be delivered on or prior to November 14, 2014 (such date, the “Extended Delivery Date”).”;

(b)                                 replacing the phrase “Quarterly Financial Statements” in Sections 2(b) and 2(c) of the Waiver and Consent with the phrase “Financial Statements”; and

(c)                                  adding the phrase “and for the fiscal year ended December 31, 2013” after the phrase “for the fiscal quarters ended March 31, 2014 and June 30, 2014” in Section 2(b) of the Waiver and Consent.

Section 3.                                           Conditions to Effectiveness of Amendment.  This Amendment shall become effective on the date (such date, if any, the “Effective Date”) the Administrative Agent shall have received this Amendment executed and delivered by a duly authorized officer of the Parent Borrower and the requisite Lenders set forth in Section 11.1 of the Credit Agreement.  The Administrative Agent shall give prompt notice in writing to the Parent Borrower of the occurrence of the Effective Date.

Section 4.                                           Effects on Loan Documents; Acknowledgement.

(a)                                 Except as expressly modified hereby, the Waiver and Consent shall continue in effect in accordance with its terms.  Except as expressly set forth herein and in the Waiver and Consent as modified hereby, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Domestic Collateral Agent, PRUSVI Collateral Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect as modified by this Amendment and the Waiver and Consent and nothing herein can or may be construed as a novation thereof.  Each Loan Party reaffirms on the Effective Date its obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Documents.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by this Amendment and

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the Waiver and Consent.

(b)                                 For the avoidance of doubt, neither this Amendment nor the Waiver and Consent as modified hereby constitutes an acknowledgement by the Parent Borrower or its Subsidiaries that a Restatement would result in a Default, Specified Default or Event of Default under the Loan Documents and the Parent Borrower and its Subsidiaries reserve all of their respective rights under the Loan Documents in connection therewith.

Section 5.                                           Expenses.  The Parent Borrower agrees to pay or reimburse the Administrative Agent for (1) all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, and (2) the reasonable fees, charges and disbursements of Latham & Watkins LLP, as counsel to the Administrative Agent.

Section 6.                                           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7.                                           Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

Section 8.                                           Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

THE HERTZ CORPORATION

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Senior Vice President and Treasurer

PUERTO RICANCARS, INC.

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

GELCO CORPORATION D/B/A GE FLEET SERVICES,

As Lender, Administrative Agent, Domestic Collateral Agent and PRUSVI Collateral Agent

By:	/s/ Ken Moore
	Name:	Ken Moore
	Title:	Vice President, Risk

LENDERS:	By signing below, you have indicated your consent to the Amendment

Name of Institution:

BANK OF AMERICA, N.A.

	By:	/s/ Matthew T. O’Keefe
Name: Matthew T. O’Keefe
Title: Senior Vice President